UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following posts may appear from time to time on the company’s corporate social media channels. SOCIAL MEDIA Post Copy: We delivered on our commitments in 2020 and outlined plans to grow long-term shareholder value in a lower-carbon future. Post Copy: During today’s Investor Day presentation we announced plans to grow long-term shareholder value and continue to invest in low-carbon energy solutions in line with our competitive strengths and experience. [CARD 1/ SUPER] Video Darren Woods Copy/Supers Chairman and CEO ExxonMobil “We are fully committed to growing shareholder value by meeting the world’s energy demands today and pursuing a technology-driven strategy to succeed through the energy transition.” [CARD 2 / SUPER] INVESTOR DAY KEY TAKEAWAYS [CARD 3 /SUPER] Our capital program through 2025 focuses on value, flexibility and discipline. [CARD 4 / SUPER] The following posts may appear from time to time on the company’s corporate social media channels. SOCIAL MEDIA Post Copy: We delivered on our commitments in 2020 and outlined plans to grow long-term shareholder value in a lower-carbon future. Post Copy: During today’s Investor Day presentation we announced plans to grow long-term shareholder value and continue to invest in low-carbon energy solutions in line with our competitive strengths and experience. [CARD 1/ SUPER] Video Darren Woods Copy/Supers Chairman and CEO ExxonMobil “We are fully committed to growing shareholder value by meeting the world’s energy demands today and pursuing a technology-driven strategy to succeed through the energy transition.” [CARD 2 / SUPER] INVESTOR DAY KEY TAKEAWAYS [CARD 3 /SUPER] Our capital program through 2025 focuses on value, flexibility and discipline. [CARD 4 / SUPER]

We’re investing more than $3B in lower-carbon technologies through 2025. [CARD 5 / SUPER] Planned emission reductions through 2025 are consistent with the goals of the Paris Agreement. [CARD 6/ SUPER] Proxy legalese We’re investing more than $3B in lower-carbon technologies through 2025. [CARD 5 / SUPER] Planned emission reductions through 2025 are consistent with the goals of the Paris Agreement. [CARD 6/ SUPER] Proxy legalese

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a preliminary proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Preliminary Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.